TRUST

                                    INDENTURE




                      THE BILTMORE GROUP OF LOUISIANA, L.L.C.
                                  Name of Issuer


                                ------------------
                                   Trust Number



                              COLONIAL TRUST COMPANY
                                    As Trustee

                                TABLE OF CONTENTS
PAGE

I.     Capacities of Colonial . . . . . .  . . . . . . . . . . . . . . . 1

II.    Issue of Bonds and Security . . . . . . . . . . . . . . . . . . . 1

III.   Description of Bonds and Liens  . . . . . . . . . . . . . . . . . 2

       A.    Registration of Bonds and Liens . . . . . . . . . . . . . . 2
       B.    Bondholders' Pro Rata Lien  . . . . . . . . . . . . . . . . 2
       C.    Trustee's Reimbursement Lien  . . . . . . . . . . . . . . . 3

IV.    Disbursement of Bond Proceeds . . . . . . . . . . . . . . . . . . 3

       A.    Bond Proceeds Account . . . . . . . . . . . . . . . . . . . 3
       B.    Preference of Payments Out of Bond
             Proceeds Account  . . . . . . . . . . . . . . . . . . . . . 4
       C.    Construction Draws  . . . . . . . . . . . . . . . . . . . . 8
       D.    Surplus Bond Proceeds . . . . . . . . . . . . . . . . . . . 10
       E.    Overpayments  . . . . . . . . . . . . . . . . . . . . . . . 10
       F.    Abandonment of Project  . . . . . . . . . . . . . . . . . . 11

V.     Payment of Bonds  . . . . . . . . . . . . . . . . . . . . . . . . 11

       A.    Priorities of Issuer's Payments . . . . . . . . . . . . . . 11
       B.    Priority of Charges against Sinking Fund  . . . . . . . . . 12
       C.    Method of Payments into Sinking Fund  . . . . . . . . . . . 12
       D.    Expenses of Default . . . . . . . . . . . . . . . . . . . . 13
       E.    Issuer's Payment Secured by its Revenues  . . . . . . . . . 13
       F.    When Sinking Fund Balance May Be Paid
             to Issuer . . . . . . . . . . . . . . . . . . . . . . . . . 13
       G.    Bond Reserve Account  . . . . . . . . . . . . . . . . . . . 13
       H.    First Six Month Operating Fund Reserve Account  . . . . . . 15

VI.    Bondholders' Failure to Surrender Matured
       Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

       A.    No Interest After Maturity  . . . . . . . . . . . . . . . . 16
       B.    Escheat After Three Years . . . . . . . . . . . . . . . . . 16

VII.   Issuer's Covenants  . . . . . . . . . . . . . . . . . . . . . . . 17

       A.    Issuer Shall Maintain and Insure the
             Property  . . . . . . . . . . . . . . . . . . . . . . . . . 17
       B.    Trustee May Cure  . . . . . . . . . . . . . . . . . . . . . 18
       C.    Issuer May Not Merge  . . . . . . . . . . . . . . . . . . . 18
       D.    Issuer's  . . . . . . . . . . . . . . . . . . . . . . . . . 19

VIII.  Defaults and Remedies . . . . . . . . . . . . . . . . . . . . . . 19

       A.    Events of Default Defined . . . . . . . . . . . . . . . . . 19
       B.    Waiver of Notice by Issuer; Trustee's
             Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . 20
       C.    Legal Ownership of Rights to Prosecution
             and Enforcement in Trustee Alone  . . . . . . . . . . . . . 24

       D.    Trustee's Discretion to Advise Bond-
             holders of Default  . . . . . . . . . . . . . . . . . . . . 24
       E.    Bondholders' Rights in Event of
             Trustee's Failure to Act  . . . . . . . . . . . . . . . . . 24
       F.    Trustee's Right to Stop Payment on
             Outstanding Checks  . . . . . . . . . . . . . . . . . . . . 25
       G.    Penalty Interest  . . . . . . . . . . . . . . . . . . . . . 25
       H.    Trustee Has No Duty to Cure; Trustee's
             Rights in Event of Overdraft or
             Overpayment . . . . . . . . . . . . . . . . . . . . . . . . 25
       I.    Application of Sinking Fund Balances
             Upon Default  . . . . . . . . . . . . . . . . . . . . . . . 26

IX.    Issuer's Prepayment Privileges  . . . . . . . . . . . . . . . . . 28

       A.    Entire Series in Full or Partial at
             Random  . . . . . . . . . . . . . . . . . . . . . . . . . . 28
       B.    No Pre-Payment Penalty; Additional
             Trustee's Fee . . . . . . . . . . . . . . . . . . . . . . . 28
       C.    Disposition of Unpresented Bonds  . . . . . . . . . . . . . 28
       D.    Over- and Under-Deposit of Funds  . . . . . . . . . . . . . 28
       E.    Trustee's Release of Lien . . . . . . . . . . . . . . . . . 29

X.     Replacement of Bonds  . . . . . . . . . . . . . . . . . . . . . . 29

       A.    Exchange of Mutilated or Defaced Bonds  . . . . . . . . . . 29
       B.    Lost, Stolen or Destroyed Bonds . . . . . . . . . . . . . . 29
       C.    Remedies are Exclusive  . . . . . . . . . . . . . . . . . . 29

XI.    Additional Parity Bonds . . . . . . . . . . . . . . . . . . . . . 30

       A.    Conditions for Issuance . . . . . . . . . . . . . . . . . . 30
       B.    Right of First Refusal  . . . . . . . . . . . . . . . . . . 31

XII.   Sale of Property  . . . . . . . . . . . . . . . . . . . . . . . . 31

       A.    For Fair Market Value Only  . . . . . . . . . . . . . . . . 31
       B.    Application of Sale Proceeds  . . . . . . . . . . . . . . . 32
       C.    Value of Pledged Property to be
             Sufficient to Secure Bonds Then
             Outstanding . . . . . . . . . . . . . . . . . . . . . . . . 32

XIII.  Substitution of Collateral  . . . . . . . . . . . . . . . . . . . 32

       A.    For Fair Market Value Only  . . . . . . . . . . . . . . . . 33
       B.    Must Become Part of the Lien  . . . . . . . . . . . . . . . 33

XIV.   Condemnation of Property  . . . . . . . . . . . . . . . . . . . . 33

       A.    Condemnation of All the Property  . . . . . . . . . . . . . 33
       B.    Condemnation of a Portion of the Property . . . . . . . . . 33

XV.    Duties of Trustee, Paying Agent and Registrar . . . . . . . . . . 34

       A.    Trustee's Administrative Duties . . . . . . . . . . . . . . 34
       B.    Paying Agent's Duties . . . . . . . . . . . . . . . . . . . 35
       C.    Registrart's Duties   . . . . . . . . . . . . . . . . . . . 36

XVI.   Limitation of Trustee's Liability . . . . . . . . . . . . . . . . 36

XVII.  Ancillary/Co-Trustee; Resignation and Removal;
       Successor Trustee . . . . . . . . . . . . . . . . . . . . . . . . 39

       A.    Trustee May Appoint Ancillary and
             Co-Trustees . . . . . . . . . . . . . . . . . . . . . . . . 39
       B.    Voluntary Resignation and Involuntary
             Removal of Trustee  . . . . . . . . . . . . . . . . . . . . 39

XVIII. Illegal Interest  . . . . . . . . . . . . . . . . . . . . . . . . 42

XIX.   Release of the Lien . . . . . . . . . . . . . . . . . . . . . . . 43

XX.    Investment of Funds; Trustee's Fees . . . . . . . . . . . . . . . 43

       A.    Permitted Investments . . . . . . . . . . . . . . . . . . . 43
       B.    Base Fees of Trustee, Paying Agent and
             Registrar . . . . . . . . . . . . . . . . . . . . . . . . . 43
       C.    Additional Fees to be Charged for
             Extraordinary Services  . . . . . . . . . . . . . . . . . . 43

XXI.   Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . 44

       A.    Not Requiring Bondholder Consent  . . . . . . . . . . . . . 44
       B.    Requiring Bondholder Consent  . . . . . . . . . . . . . . . 44
       C.    Requisites of Notice to Bondholders . . . . . . . . . . . . 45
       D.    Only Substantial Consent Required . . . . . . . . . . . . . 46

XXII.  Bondholder Lists and Reports; Evidence
       of Rights of Bondholders  . . . . . . . . . . . . . . . . . . . . 46

       A.    Form of Bondholder Action . . . . . . . . . . . . . . . . . 46
       B.    Issuer Owned or Controlled Bonds to be
             Disregarded . . . . . . . . . . . . . . . . . . . . . . . . 47
       C.    Third-Party Communiques to Bondholders  . . . . . . . . . . 47
       D.    Bondholder Identities Not to be
             Disclosed . . . . . . . . . . . . . . . . . . . . . . . . . 48

XXIII. Miscellaneous Provisions  . . . . . . . . . . . . . . . . . . . . 48

                               TRUST INDENTURE

STATE OF ARIZONA

COUNTY OF MARICOPA

          THIS TRUST INDENTURE made and entered into between THE BILTMORE GROUP OF LOUISIANA, L.L.C., a Louisiana limited liability company, c/o Arbor Group, L.L.C., 507 Trenton Street, West Monroe, Louisiana 71291, acting through its duly authorized agents and representatives, hereinafter called "Issuer," and COLONIAL TRUST COMPANY, a trust company organized under the laws of the state of Arizona, having its principal office and post office address respectively at 5336 North 19th Avenue, Phoenix, Arizona 85015, and P.O. Box 33487, Phoenix, Maricopa County, Arizona 85067-3487, hereinafter called either "Colonial" or "Trustee,"

                                 WITNESSETH:

                                      I.

                           CAPACITIES OF COLONIAL

          Colonial will serve in the multiple capacities of Trustee for the benefit of the Bondholders (hereinafter called "Trustee"), Registrar with respect to the transfer of the Bonds and maintenance of the Bond Register (hereinafter called "Registrar"), and Paying Agent with respect to distribution of interest and principal payments to or for the Bondholders (hereinafter called "Paying Agent"). The duties and responsibilities of Colonial for its service in each of such capacities, as well as the compensation to be paid to Colonial therefor, are hereinafter set forth; provided that, unless the context otherwise requires, all such terms are used interchangeably and collectively, the term for one capacity including as well the other two terms and capacities.

                                      II.

                         ISSUE OF BONDS AND SECURITY

          Issuer has agreed and does hereby agree to issue Bonds of serial maturities in the total amount of $9,900,000.00, hereinafter called the "Bonds," secured, in accordance with the terms and provisions of this Trust Indenture by a deed of trust(s) or mortgage(s) and security agreement(s), hereinafter called the "Lien," recorded in the proper State and County or Parish or other recording office, on and covering properties of Issuer more


                                Trust Indenture
described in such mortgage(s) or deed(s) of trust executed or to be executed by Issuer and filed of record to secure the Bond Issue governed by this Trust Indenture (hereinafter called the "Property"), and incorporated herein by reference. The Property shall include the following projects:

               (A)The Minden, Louisiana Project;
               (B)The Sedona, Arizona Project;
               (C)The Bastrop, Louisiana Project;
               (D)The Natchitoches, Louisiana Project; and
               (E)The Farmerville, Louisiana Project.

The Mortgage(s) and/or Deeds of Trust relative to each of the above-mentioned projects as originally executed and as amended or modified, from time to time, are incorporated herein by reference and made a part hereof.
All moneys received and maintained by the Trustee hereunder shall be trust funds held for the benefit of the Bondholders and shall not be subject to lien or attachment of any creditor of Issuer or Trustee.

                                     III.

                       DESCRIPTION OF BONDS AND LIENS

          (A) All of the Bonds shall be issued pursuant to the prospectus or offering circular in the names of the holders thereof as registered on the books and records of the Registrar. No principal or interest payable upon the Bonds shall be paid to any persons other than the registered holders. Payments of principal and/or interest upon the Bonds shall be made by check drawn upon the Sinking Fund Account to be maintained by Trustee, which check shall be mailed, postage prepaid, to the registered holders of the Bonds at their registered addresses.

          (B) The Bonds will be secured by a lien upon the property and facility acquired with the proceeds of the bonds, as follows:

              (1) Series 1999-I bonds in the amount of $1,800,000.00 will be secured by a first and superior lien against the property comprising the Minden, Louisiana facility;

              (2) Series 1999-II bonds in the amount of $2,700,000.00 will be secured by a first and superior lien against the property comprising the Sedona, Arizona facility;


                               Trust Indenture
                                Page 2 of 51

              (3) Series 1999-III bonds in the amount of $1,800,000.00 will be secured by a first and superior lien against the property comprising the Bastrop, Louisiana facility;

              (4) Series 1999-IV bonds in the amount of $1,800,000.00 will be secured by a first and superior lien against the property comprising the Natchitoches, Louisiana facility; and

              (5) Series 1999-V bonds in the amount of $1,800,000.00 will be secured by a first and superior lien against the property comprising the Farmerville, Louisiana facility.

Futhermore, issuer pledges the first revenues and receipts from each of the above described properties and facilities to secure the payment of the bonds. Such revenues shall be first applied to the payment of the bonds the proceeds of which were used to obtain or construct the facility or property producing such revenues and receipts and thereafter to the payment of the remaining bonds; first to any other bonds the payment of which is in default and if none, or thereafter, to the payment of such other bonds as the Trustee, in the Trustee's discretion, may select.


Notwithstanding the above, the Bonds are cross-collateralized to the extent and at the option of Trustee as provided in Paragraph VIII(B) (5) hereof.

          (C) Hereinafter the phrase "Reimbursement Lien" will be used to identify a lien against the Property in favor of Trustee securing Trustee's right to reimbursement for its own or borrowed funds advanced or expended, said Reimbursement Lien being likewise secured by the Property but being superior to the Lien securing the Bondholders until such funds advanced or expended are repaid in full. All such advances and expenditures secured by the Reimbursement Lien shall, subject to Article XVIII, bear interest at the rate equal to two (2%) percent per annum in excess of the "Prime Rate" quoted daily in the money rate column of the Wall Street Journal as said note may from day to day in Trustee's sole discretion be adjusted upward and downward. All such principal and interest accrued and/or collected by Trustee in reimbursement from Issuer shall be Trustee's sole property.

                                 Trust Indenture
                                  Page 3 of 51

                                      IV.

                         DISBURSEMENT OF BOND PROCEEDS

          (A) As the Bonds are sold (or if the Bond proceeds are placed in an escrow account to be released to Trustee only after the conditions of the escrow agreement have been met), the proceeds from the sale of the Bonds shall be delivered to Trustee to be deposited into a Bond Proceeds Account in the name and under the exclusive control of Trustee in a depository selected by Trustee, including its own commercial banking division. Trustee shall disburse the Bond proceeds in accordance with the provisions of paragraph
(B) below.

          (B) Out of the proceeds from the sale of the Bonds, Trustee shall first pay the following items in the order and preference listed:

               (1) The Series 1999-I Bonds (being used for the Minden, Louisiana project) as follows:

                    (a) The Dealer's fee, commissions and related financing costs due the broker/dealer assisting Issuer in the sale of the Bonds (hereinafter called "Broker") under the terms of a written agreement between Issuer and Broker.

                    (b) The reimbursement to Trustee of any expenses incurred by Trustee including attorney's fees incurred in the examination by its legal counsel of all documents required to issue the Bonds.

                    (c) The establishment of a First Six Month Operating Fund Payments Reserve in the amount of $90,000.00 to be used to pay the sinking fund payments during the first six months of the project.

                    (d) The principal and interest payable by Issuer upon promissory notes or other obligations of Issuer or others secured by existing liens upon the Property, including any interim construction loans secured by an equal parity lien with the bonds. Upon payment of such obligations, Trustee shall be subrogated to the rights of the prior owners thereof.

                    (e)  The payment of remaining costs of construction.

                               Trust Indenture
                                Page 4 of 51

                    (f) To reimburse Issuer pre-opening costs not to exceed $75,000.00.

                    (g) To the Bond Reserve Account in the amount of $140,000.00 for a period of time as disclosed in the offering circular pursuant to which the bonds were sold.

                    (h) After the payment of the foregoing, the Trustee shall, subject to statutory retainage, disburse the funds remaining in Issuer's Bond Proceeds Account (hereinafter called the "Net Bond Proceeds") for the remaining purposes of the Bond offering as set forth and described in the prospectus or offering circular used in connection with the Bond offering, if any, and the balance to the Issuer; provided, that in the event of any conflict in this regard between the terms of said prospectus or offering circular and this Trust Indenture, this Trust Indenture shall be deemed to control.

               (2) The Series 1999-II Bonds (being used for the Sedona, Arizona as follows:

                    (a) The Dealer's fee, commissions and related financing costs due the broker/dealer assisting Issuer in the sale of the Bonds (hereinafter called "Broker") under the terms of a written agreement between Issuer and Broker.

                    (b) The reimbursement to Trustee of any expenses incurred by Trustee, including attorney's fees incurred in the examination by its legal counsel of all documents required to issue the Bonds.

                    (c) The establishment of a First Six Month Operating Fund Payments Reserve in the amount of $125,000.00 to be used to pay the sinking fund payments during the first six months of the project.

                    (d) The principal and interest payable by Issuer upon promissory notes or other obligations of Issuer or others secured by existing liens upon the Property, including any interim loan secured by an equal parity lien with the bonds owing to Church Loans & Investments Trust. Upon payment of such obligations, Trustee shall be subrogated to the rights of the prior owners thereof.

                    (e) The payment of a line of credit in the amount of $189,000.00 used for interim loan interest costs and renovations.

                                 Trust Indenture

                    (f) After the payment of the foregoing, the Trustee shall, subject to statutory retainage, disburse the funds remaining in Issuer's Bond Proceeds Account (hereinafter called the "Net Bond Proceeds") for the remaining purposes of the Bond offering as set forth and described in the prospectus or offering circular used in connection with the Bond offering, if any, and the balance to the Issuer; provided, that in the event of any conflict in this regard between the terms of said prospectus or offering circular and this Trust Indenture, this Trust Indenture shall be deemed to control.

               (3) The Series 1999-III Bonds (being used for the Bastrop, Louisiana project) as follows:

                    (a) The Dealer's fee, commissions and related financing costs due the broker/dealer assisting Issuer in the sale of the Bonds (hereinafter called "Broker") under the terms of a written agreement between Issuer and Broker.

                    (b) The reimbursement to Trustee of any expenses incurred by Trustee, including attorney's fees incurred in the examination by its legal counsel of all documents required to issue the Bonds.

                    (c) The establishment of a First Six Month Operating Fund Payments Reserve in the amount of $90,000.00 to be used to pay the sinking fund payments during the first six months of the project.

                    (d) The principal and interest payable by Issuer upon promissory notes or other obligations of Issuer or others secured by existing liens upon the Property, including any interim construction loans secured by an equal parity lien with the bonds. Upon payment of such obligations, Trustee shall be subrogated to the rights of the prior owners thereof.

                    (e)  The payment of remaining costs of construction.

                    (f) To reimburse Issuer pre-opening costs not to exceed $75,000.00.

                    (g) To the Bond Reserve Account in the amount of $140,000.00 for a period of time as disclosed in the offering circular pursuant to which the bonds were sold.

                                 Trust Indenture
                                   Page 6 of 51

                    (h) After the payment of the foregoing, the Trustee shall, subject to statutory retainage, disburse the funds remaining in Issuer's Bond Proceeds Account (hereinafter called the "Net Bond Proceeds") for the remaining purposes of the Bond offering as set forth and described in the prospectus or offering circular used in connection with the Bond offering, if any, and the balance to the Issuer; provided, that in the event of any conflict in this regard between the terms of said prospectus or offering circular and this Trust Indenture, this Trust Indenture shall be deemed to control.

               (4) The Series 1999-IV bonds (being used for the Natchitoches, Louisiana Project) as follows:

                    (a) The Dealer's fee, commissions and related financing costs due the broker/dealer assisting Issuer in the sale of the Bonds (hereinafter called "Broker") under the terms of a written agreement between Issuer and Broker.

                    (b) The reimbursement to Trustee of any expenses incurred by Trustee, including attorney's fees incurred in the examination by its legal counsel of all documents required to issue the Bonds.

                    (c) The establishment of a First Six Month Operating Fund Payments Reserve in the amount of $90,000.00 to be used to pay the sinking fund payments during the first six months of the project.

                    (d) The principal and interest payable by Issuer upon promissory notes or other obligations of Issuer or others secured by existing liens upon the Property, including any interim construction loans secured by an equal parity lien with the bonds. Upon payment of such obligations, Trustee shall be subrogated to the rights of the prior owners thereof.

                    (e)  The payment of remaining costs of construction.

                    (f) To reimburse Issuer pre-opening costs not to exceed $75,000.00.

                    (g) To the Bond Reserve Account in the amount of $140,000.00 for a period of time as disclosed in the offering circular pursuant to which the bonds were sold.

                              Trust Indenture
                               Page 7 of 51

                    (h) After the payment of the foregoing, the Trustee shall, subject to statutory retainage, disburse the funds remaining in Issuer's Bond Proceeds Account (hereinafter called the "Net Bond Proceeds") for the remaining purposes of the Bond offering as set forth and described in the prospectus or offering circular used in connection with the Bond offering, if any, and the balance to the Issuer; provided, that in the event of any conflict in this regard between the terms of said prospectus or offering circular and this Trust Indenture, this Trust Indenture shall be deemed to control.

               (5) The Series 1999-V bonds (being used for the Farmerville, Louisiana Project) as follows:

                    (a) The Dealer's fee, commissions and related financing costs due the broker/dealer assisting Issuer in the sale of the Bonds (hereinafter called "Broker") under the terms of a written agreement between Issuer and Broker.

                    (b) The reimbursement to Trustee of any expenses incurred by Trustee, including attorney's fees incurred in the examination by its legal counsel of all documents required to issue the Bonds.

                    (c) The establishment of a First Six Month Operating Fund Payments Reserve in the amount of $90,000.00 to be used to pay the sinking fund payments during the first six months of the project.

                    (d) The principal and interest payable by Issuer upon promissory notes or other obligations of Issuer or others secured by existing liens upon the Property, including any interim construction loans secured by an equal parity lien with the bonds. Upon payment of such obligations, Trustee shall be subrogated to the rights of the prior owners thereof.

                    (e)  The payment of remaining costs of construction.

                    (f) To reimburse Issuer pre-opening costs not to exceed $75,000.00.

                    (g) To the Bond Reserve Account in the amount of $140,000.00 for a period of time as disclosed in the offering circular pursuant to which the bonds were sold.

                               Trust Indenture

                    (h) After the payment of the foregoing, the Trustee shall, subject to statutory retainage, disburse the funds remaining in Issuer's Bond Proceeds Account (hereinafter called the "Net Bond Proceeds") for the remaining purposes of the Bond offering as set forth and described in the prospectus or offering circular used in connection with the Bond offering, if any, and the balance to the Issuer; provided, that in the event of any conflict in this regard between the terms of said prospectus or offering circular and this Trust Indenture, this Trust Indenture shall be deemed to control.

          (C) The disbursement by Trustee of the Net Bond Proceeds from Issuer's Bond Proceeds Account shall be subject to and in accordance with the following provisions:

               (1) Issuer shall furnish to Trustee at Issuer's expense and Trustee's election an attorney's title opinion or a mortgagee's title policy in favor of Trustee reflecting that Trustee holds the Lien on the Property as trustee for the benefit of the Bondholders, subject to no prior liens or encumbrances other than those agreed upon in writing between Issuer and Trustee.

               (2) If Issuer is remodeling and/or constructing new improvements with all or any portion of the Net Bond Proceeds, Issuer shall file with Trustee a written estimate of the cost of such construction, and Issuer shall provide builder's risk insurance during the period of construction with loss payable clause in favor of Trustee.

                    (a) If Issuer enters into a contract for such construction which provides for (or if Issuer later determines such construction will actually result in) a total cost greater than the Net Bond Proceeds, Issuer will promptly notify Trustee of such fact.

                    (b) Should Trustee be so advised or determine in its sole discretion that the Net Bond Proceeds will be insufficient to complete the contemplated use thereof, Trustee shall not be required to disburse any funds from Issuer's Bond Proceeds Account until such time as Issuer demonstrates to Trustee's satisfaction that the amount necessary for completion of the project as originally contemplated is equal to or less than the Net Bond Proceeds.

                    (c) Provided that, notwithstanding the foregoing, Trustee may make such construction and/or purchase disbursements from the Net Bond Proceeds as it deems in its sole

                              Trust Indenture
                               Page 9 of 51
discretion to be in the best collective interest of the Bondholders.

               (3) Together with such supporting photographs and contractor's and architect's affidavits and other information and material as Trustee may from time to time require, Trustee shall be furnished an affidavit which shall be signed and approved by an authorized representative of Issuer, showing the estimate of the improvements completed in accordance with the plans and specifications up to the date of such affidavit.

                    (a) Such affidavit shall be accompanied by Issuer's duly executed written request for Trustee to make a construction payment, whereupon Trustee is authorized to pay out of Issuer's Bond Proceeds Account the amount of the estimate shown to be due for such labor performed or materials furnshed or such other percentage of such estimate, less any applicable retainage.

                    (b) When the representative of Issuer certifies that all improvements have been completed in accordance with the plans and specifications therfor and have been accepted by Issuer, Trustee is authorized to pay out of Issuer's Bond Proceeds Account the final balance shown by the affidavit to be due and owing.

                    (c) Disbursements may be made to the contractor and/or Issuer, as Trustee may determine to be in the best interest of the Bondholders.

               (4) Trustee shall be subrogated to the rights of all laborers', materialmen's and contractors' liens which it may reduce or discharge by such payments, and the acceptance of any such payments shall be binding and conclusive upon the recipients and Issuer as to such rights of Trustee.

               (5) If Issuer is purchasing real property with all or any portion of the proceeds from the sale of such Bonds, Trustee shall, upon like certification, disburse such funds as are necessary to close such purchase, provided that such purchased real property shall be subjected to and become a part of the Lien and any mortgage or deed of trust upon the Property, as evidenced at Trustee's election and at Issuer's sole expense by an attorney's title opinion or a mortgagee's title policy in favor of Trustee reflecting no liens or encumbrances prior to the Lien other than as agreed upon in writing between Issuer and Trustee.

                                  Trust Indenture

          (D) Any funds remaining in Issuer's Bond Proceeds Account after all the aforesaid payments, if not usable in further improvement of the Property, shall in the sole discretion of Trustee be distributed to Issuer, or may be retained by Trustee in the Bond Proceeds Account until so usable or until such remaining funds, together with any additional funds delivered to Trustee under the provisions of Article IX hereof, are used to redeem Bonds.

          (E) If for any reason other than the gross negligence or willful misconduct of Trustee, more funds are disbursed from the Bond Proceeds Account for the items listed in this Article IV than are deposited into said
Account:

               (1) Trustee shall promptly upon discovery thereof notify Issuer of such fact by furnishing a statement showing how said overexpenditure occurred;

               (2) Within thirty (30) days of the receipt of such notice, Issuer shall remit to Trustee funds sufficient to cover the overexpenditure; and

               (3) Until such time, Trustee shall have its Reimbursement Lien therefor.

          (F) If after receipt by Trustee of the proceeds from the sale of all or any portion of Issuer's Bonds, Issuer abandons or for any reason is legally restrained or prohibited from undertaking or proceeding with the purposes for which such Bonds were issued or any series of Bonds:

               (1) Before any disbursements are made by Trustee therefrom, Issuer shall be obligated to pay and agrees promptly to pay all dealer's fees due and expenses the broker/dealer assisting Issuer in the sale of the bonds and any expenses incurred by the Trustee, including attorney's fees, in regard to the offering, and Trustee shall return the gross bond proceeds to the holders of such Bonds in full payment and redemption thereof.

               (2) After any disbursements have been made therefrom in good faith by Trustee, the provisions of subparagraphs IV(B), (C), (D), (E) and this subparagraph (F) shall then be applicable to the disbursement and return of the excess funds remaining, if any.

               In neither event shall the Bondholders be entitled, in addition to the principal so returned after payment of such

                                  Trust Indenture
costs and expenses, to interest on such principal. Return of such principal to the Bondholders, net of any applicable expenses, shall operate as a complete discharge of the Trustee; and Issuer hereby indemnities and agrees to hold Trustee from any and all claims therefor, including all costs of maintaining a legal defense.

                                      V.

                               PAYMENT OF BONDS

          (A) Issuer shall pay directly and in the order and preference listed:
               (1) All expenses incurred by Broker and any escrow agent in connection with the escrowing of the Bond proceeds;

               (2)  The charges of any depository bank selected by Trustee;

               (3)  The service charges and fees of Trustee described in
Article XX; and

               (4) The Sinking Fund Account maintained by Trustee for payment of the principal and interest on the Bonds as such indebtedness matures on successive Bondholder payment dates.

          (B) Issuer shall remit to Trustee amounts (hereinafter collectively referred to as "Sinking Fund Payments") as set forth in the Schedule of Payments set forth in the Offering Circular pursuant to which the bonds were sold and a copy of which said schedule may also be attached hereto, and if so, as EXHIBIT "C", which said amounts, if timely paid, will accumulate to be sufficient on each Bondholder payment date to pay the following in the order and preference listed:

               (1)  Any unpaid charges of the depository bank;

               (2) Any unpaid Trustee, Registrar and Paying Agent fees and charges and any other compensation, repayment or reimbursement payable to Trustee hereunder; and

               (3) The installments of principal and interest on all Bonds then due for payment.

          (C) Issuer shall deliver to Trustee its required Sinking Fund Payments to be deposited into a Sinking Fund Account in the

                                  Trust Indenture
name of and under the exclusive control of Trustee in a depository or depositories selected by Trustee, including its own commercial banking division. Trustee shall cause disbursement of the sinking funds for the purpose of paying the items described above and such other items as are expressly provided to be paid from the Sinking Fund Account by other provisions of this Trust Indenture. Issuer shall remit the Sinking Fund Payments to Trustee by one of the following exclusive methods:

               (1) Monthly installments to be transmitted electronically through the Automated Clearing House ("ACH") network; or

               (2)  Monthly installments to be paid by check or bank draft.

          (D) In the event Issuer defaults in the payment of the principal and/or interest upon any outstanding Bond(s) issued hereunder or any of the other requirements of this Trust Indenture, and Trustee consequently resorts to its remedies, Issuer hereby agrees to pay the reasonable costs of cure, collection and/or foreclosure upon the Property, including without limitation court costs, the fees of attorneys, legal stenographers, expert witnesses, appraisers, surveyors and realtors, the travel expenses of such persons and Trustee's own personnel and the costs of preserving, maintaining, insuring and paying taxes on the Property; and Trustee shall have its Reimbursement Lien therefor.

          (E) Issuer agrees to pay the required installments into the Sinking Fund Account as required herein before it disburses funds for any other purposes whatsoever.

               (1) To further secure the timely payment of the sinking fund installments and Issuer's other obligations hereunder, Issuer hereby unconditionally assigns, sets over, and pledges its first revenues from any and all sources.

               (2) So long as the sinking fund installments and other expenditures required of Issuer are promptly and properly made, the first revenues received by Issuer shall be handled by Issuer without any interference by Trustee; but should Issuer fail to make the required sinking fund installments, then Trustee may elect to demand payment to it of Issuer's first revenues; and after receipt of such written demand Issuer shall, promptly and without contest, deliver all of its receipts directly to Trustee until the Sinking Fund Account delinquency is remedied, after which Issuer may again deal with its receipts as before such default.

                                  Trust Indenture

               (3) In the event that issuer shall default in the payment of any required sinking fund payment and/or any payment of principal or interest upon any outstanding Bond(s), then Trustee shall apply any revenues and receipts received by Trustee, first, to the payment of the bonds the proceeds of which were used to construct or obtain the facility from which the revenues or receipts were received; second, to the payment of any other bonds the payment of which are then in default; and, third, as the Trustee may determine, in the Trustee's sole discretion.

          (F) Any balance remaining in the Sinking Fund Account shall be paid to Issuer whenever (i) all matured principal and interest (including any unforgiven penalty interest) on the Bonds has been paid in full or provision for such payment satisfactory to Trustee has been made, (ii) all obligations, expenses, fees, costs and charges of Trustee, Paying Agent, Registrar and all depositories incurred hereunder have been paid, and (iii) Issuer is current in its installments required to be paid into the Sinking Fund Account.

          (G) In regard to the Series 1999-I, 1999-III, 1999-IV and 1999-V offerings, Issuer agrees to maintain with the Trustee a Bond Reserve account funded in the amounts set forth above for the periods disclosed in the offering circular pursuant to which the bonds were sold, which shall be for the purpose of providing for, in part, the debt service requirements to pay the principal and interest due on any semiannual payment date of the bonds herein authorized. Such account shall be held, administered and distributed as follows:

               (1) The Issuer shall fund from the proceeds of the sale of the bonds and the Trustee will accept and maintain in the Bond Reserve Account (hereinafter referred to as the "Reserve Account") the applicable amounts as set forth above in Article IV pursuant to the terms and conditions hereof.

               (2) During the applicable period of the Reserve Account, the Reserve Account shall be applied only to the payment of principal and interest on the bonds in the event that as of a semiannual payment date the Issuer has failed to deposit with the Trustee in the Sinking Fund Account sufficient sums to enable the Trustee to pay the principal and interest due as of such payment date. In the event that as of a certain semiannual payment date the Issuer has not deposited sufficient sums with the Trustee to pay the principal and interest then due, as defined in the Trust Indenture, but the total bonds owing have not been accelerated, then Trustee shall apply, to the extent available, funds from the


                                  Trust Indenture

Reserve Account to the payment of the principal and interest then owing on the bonds as of such payment date.

               (3) In the event that there are not sufficient funds in the Reserve Account to remedy any existing default in the payment of the sinking fund payments required to pay the bonds and as a result, the total amount owing on the bonds or a series of bonds has been accelerated, then the funds held in the Reserve Account shall be held, administered and distributed for the benefit of all bondholders whose bonds have been accelerated as part of the proceeds from the collateral. No portion of the Reserve Account shall inure to or benefit any interim note holder who is in a co-first mortgage position with the Trustee, unless and except that the Issuer and the Trustee may agree to use funds available in the Reserve Account to pay off any such interim lender.

               (4) Any interest earned on the Reserve Account shall be retained in the Reserve Account.

               (5) Provided that the Issuer is current in the payment of its sinking fund obligation, all funds on hand in the Reserve Account after the term provided for in the Prospectus for the maintaining of the applicable Reserve Account ("the term of the Reserve") shall be transferred by the Trustee into the Sinking Fund Account to be used to pay off existing bonds. In the event that the Issuer is not current in its sinking fund payments as of the date of the termination of the term of a Reserve Account, then the Trustee shall continue to hold the funds in the Reserve Account pursuant to the terms and conditions hereof until the Issuer is current in its sinking fund payments and maintains a current status for six (6) consecutive months.

               (6) In the event that the Trustee uses funds from the Reserve Account to pay the principal and interest on the bonds due at a particular paydate, then the Issuer shall pay to the Trustee, within one hundred eighty
(180) days from the date of such paydate, an amount necessary to replenish such Reserve Account. Failure to replenish such Reserve Account within such one hundred eighty (180) day period shall be an event of default hereunder and shall entitle the Trustee to continue to hold such Reserve Account, in addition to its other remedies.

               (7) In addition to the payment of the principal and interest due the bondholders, Trustee may pay from the Reserve Account before transferring a Reserve Account to the Sinking Fund Account any and all late charges, trustees fees, collection charges, attorney's fees and other out-of-pocket expenses due and

                                  Trust Indenture
                                   Page 15 of 51
owing to the Trustee or incurred by the Trustee in regard to this issue.

               (8) Although the Reserve Account is funded by a specific amount from the proceeds of the four series of bonds issued, the Trustee may use any amount toward the payment of maturities of any of the five offerings.

          (H) Issuer agrees to maintain with the Trustee the First Six Month Operating Fund reserve accounts in the amounts set forth in Article IV above which shall be for the purpose of providing for the debt service requirements to pay the principal and interest due on the first semiannual payment date of the bonds herein authorized. During the applicable period of such reserve accounts, monies from such applicable accounts shall be applied only to the payment of principal and interest on the bonds in the event that as of the first semiannual payment date the Issuer has failed to deposit with the Trustee in the Sinking Fund Account sufficient sums to enable the Trustee to pay the principal and interest due as of such first payment date. In the event that as of the first semiannual payment date the Issuer has not deposited sufficient sums with the Trustee to pay the principal and interest then due, as defined in the Trust Indenture, but the total bonds owing have not been accelerated, then Trustee shall apply, to the extent available, funds from the applicable account to the payment of the principal and interest then owing on the bonds as of such payment date. In the event that the total amount owing on the bonds or a series of bonds has been accelerated, then the funds held in such accounts shall be held, administered and distributed for the benefit of all bondholders where bonds have been accelerated as part of the proceeds from the collateral. No portion of the accounts shall inure to or benefit any interim note holder who is in a co-first mortgage position with the Trustee, unless and except that the Issuer and the Trustee may agree to use funds available in the accounts to pay off any such interim lender.

          Any interest earned on the accounts shall be retained in the accounts.

          Provided that the Issuer is current in the payment of its sinking fund obligation, all funds on hand in these accounts after the first six month payment date shall be disbursed by the Trustee for the purposes and in the order set forth for the disbursement of bond proceeds as provided in the appropriate provision of Article IV above.

                                  Trust Indenture
                                   Page 16 of 51

                                      VI.

                 FAILURE TO SURRENDER MATURED BONDS FOR PAYMENT

          As to checks representing payments of principal and/or interest mailed by Paying Agent to the registered holders of the Bonds which are not thereafter presented for payment, Trustee shall set aside and retain in a separate account a sum equal to such maturing installment of principal or interest.

          (A) No interest shall accrue or be payable from or after such payment date either upon such matured installment or such funds in said separate account.

          (B) After three (3) years from such separation of funds, any separated funds remaining unclaimed shall be escheated and delivered by Trustee to the appropriate state which delivery shall operate as a complete discharge of Trustee; and Issuer hereby indemnifies and agrees to hold Trustee harmless from any and all subsequent claims therefor or resulting therefrom asserted by any Bondholder(s) and/or governmental agency or agencies, including all costs of maintaining a legal defense.

                                      VII.

                          ISSUER'S COVENANTS REGARDING
                            MAINTENANCE OF PROPERTY
                                  AND STATUS

          (A)  At its own cost and expense, Issuer shall:

               (1) Obtain and maintain certification from all applicable authorities, federal, state and local, of Issuer's corporate existence and exemptions from income tax and from ad valorem taxes on all eligible property, provide same to Trustee upon request and promptly notify Trustee of any cancellation or revocation thereof, and pay all license or other fees and timely make all returns and reports necessary for that purpose;

               (2)  Maintain the Property in good repair and condition;

               (3) Pay or discharge all taxes and assessments and any mechanics' and materialmen's lien indebtedness that are or may become payable with respect to the Property as same become due and payable under any law, ordinance or regulation; and

                                   Trust Indenture

               (4) Secure from a reputable insurance company or companies acceptable to Trustee, and maintain in full force and effect at all times while any of said Bonds are outstanding, fire and extended coverage insuring the Property against such losses in an amount at least equal to the balance outstanding on the outstanding Bonds hereunder, including accrued interest, and in no event less than eighty (80%) percent of the fair market value of the improvements located thereon, which policy or policies shall contain a loss payable clause in favor of Trustee and shall be delivered to Trustee to be kept by it until the Bonds are paid in full.

                    (a) In the event of any losses, the proceeds of insurance paid to Trustee shall be applied: (i) for the replacement and/or repair of the improvements damaged; (ii) toward the purchase of additional property, subjected to and become a part of the Lien and any mortgage or deed of trust upon the Property, as evidenced at Trustee's election and at Issuer's sole expense by an attorney's title opinion or a mortgagee's title policy in favor of Trustee reflecting no liens or encumbrances prior to the Lien other than as agreed upon in writing between Issuer and Trustee; (iii) for the construction of additional improvements on the Property; and/or (iv) to call and repay outstanding Bonds in the same manner as partial prepayments are to be applied under the provisions of Article IX without prepayment penalty.

                    (b) Subject to the approval of Trustee, Issuer has the right to select which of these alternatives it desires to exercise and shall notify Trustee in writing in advance as to the alternatives selected.

          (B) In the event that Issuer defaults in its performance of any of the undertakings set out in paragraph VII(A) above:

               (1) Trustee is hereby authorized to withdraw funds from Issuer's Sinking Fund Account and to apply same in curing such default for the account of Issuer. Notwithstanding anything herein to the contrary, n the event there are no funds in Issuer's Sinking Fund Account or same are insufficient for such purpose, Trustee may in its sole discretion withdraw funds from any reserve account held in regard to the applicable facility or the Trustee may borrow for and/or advance into the Sinking Fund Account such amounts as are required for compliance, secure such loan with or be secured for such advance by the Reimbursement Lien, and repay such withdrawal, loan or advance, together with interest accruing thereon at the Reimbursement Lien rate, from future payments made into Issuer's

                                Trust Indenture

Sinking Fund Account; provided, that Trustee shall never, under any circumstances whatsoever, be obligated to borrow for or advance funds to or for Issuer's account.

               (2) Issuer shall be obligated to immediately restore the proper balance of its Sinking Fund Account by prompt payment of the amount so withdrawn and expended.

               (3) The time, amount and nature of such withdrawal and expenditure by Trustee shall be fully established by a written notice from Trustee to Issuer of such actions by Trustee. The exercise of this right of withdrawal and expenditure by Trustee, however, shall not be considered or constitute a waiver of Trustee's cumulative right hereinafter set out to declare the entire indebtedness represented by such Bonds to be and become due and payable at once by reason of such default on the part of Issuer.

          (C) Issuer covenants that it will not merge or consolidate with or into any other organization or corporation unless Issuer is the surviving corporation or the surviving corporation assumes all obligations of Issuer under this Indenture. So long as any Bonds are outstanding, Issuer shall not merge or consolidate with any other organization without the prior written consent of Trustee. Issuer further covenants that it will not sell, lease or otherwise dispose of all or substantially all of its properties as an entirety.

          (D) Issuer covenants that so long as any Bonds are outstanding and unpaid to the extent of its financial dealings or transactions in relation to its business and the revenues derived therefrom, Issuer will keep or cause to be kept proper books of record and account. Such books shall at all times be open to the inspection of such accountants or other agencies as Trustee may from time to time designate. In addition, Issuer shall provide Trustee upon request with financial statements within ninety (90) days of the close of Issuer's fiscal year.


                                    VIII.

                            DEFAULT AND REMEDIES


          (A) For purposes hereof, any one or more of the following by Issuer shall constitute an event of default in regard to the Series of Bonds to which such default should occur:


                               Trust Indenture

               (1) Failure or refusal to pay when due the principal and/or interest on any of the Bonds in such Series;

               (2) Failure or refusal to timely pay into the Sinking Fund Account any installments required to pay any of the Bonds in such Series;

               (3) Failure or refusal to pay when due any taxes, assessments, insurance, claims, liens or encumbrances upon the Property securing the Bonds of such Series, or to maintain the Property in good repair; or to cure the breach of any other covenant set forth in Article VII as to such Series of Bonds;

               (4) Failure or refusal to pay when due any loan or advance by or the fees and expenses of Trustee or of any depository or escrow agent incurred in regard to such Series;

               (5)  Failure or refusal, upon any written request of Trustee,
(i) to furnish Trustee with such insurance policies, financial reports and information concerning Issuer as may be reasonably required by Trustee, or
(ii) to grant unto Trustee, its agents, accountants and attorneys access during normal business hours to Issuer's offices for the purpose of examining and, within reasonable limits, photocopying such records.

               (6) Making an assignment for the benefit of creditors; or should a receiver, liquidator, or trustee be appointed to assist in the payment of Issuer's debt; or should any petition for the bankruptcy, reorganization, or arrangement of Issuer be filed; or should Issuer be liquidated or dissolved, or its charter expire or be revoked;

          (B) Should an event of default occur, Issuer expressly hereby waives: demand and presentment for payment, notice of default and of intent to accelerate and of acceleration, and protest, notice of protest, presentment and notice of dishonor. Trustee shall be entitled to exercise the following remedies which shall be cumulative and not exclusive; and the waiver or forbearance by Trustee, whether mandatory or discretionary, as to any one or more events of default shall not under any circumstances be deemed or construed as: (i) a waiver or estoppel as to any subsequent event of default, (ii) impairing any rights or remedies consequent thereon, or
(iii) establishing a course of dealing with Issuer:

               (1) Should the default continue for a period of thirty (30) days, Trustee may, or Trustee shall upon the receipt of

                               Trust Indenture

(i) written request from the registered holders of twenty-five (25%) percent in principal amount of the Bonds then outstanding and unpaid and
(ii) satisfactory proof of indemnity, declare to be immediately due and payable the principal balance of all unpaid Bonds of such Series of Bonds then in default together with all accrued interest thereon and all such loans, advances, taxes, assessments and insurance monies unpaid applicable to such Series then in default. This provision, however, is subject to the condition that if at any time after the principal of said Bonds shall have been so declared due and payable, and before any sale of the Property shall have been made, all defaults under this Trust Indenture have been cured and all expenses incurred by Trustee in any attempted correction of such default and acceleration of such indebtedness have been fully paid or reimbursed by Issuer, then Trustee shall waive such default and its consequences.

               (2) Should the default continue for a period of thirty (30) days, upon demand of Trustee, Issuer shall forthwith peaceably surrender the Property securing the payment of the Series of Bonds then in default and so accelerated to Trustee, and it shall be lawful for Trustee by such officers, agents, servants and employees as it may appoint, (i) to take possession of the Property (with the relevant books, papers and accounts of Issuer), to lock-out Issuer's employees and agents and/or to hold, operate and manage such Property, any or all without having thereby committed trespass or violated any statute otherwise applicable (which claim(s) Issuer expressly hereby waives), (ii) to pay taxes, insurance and assessments thereon, (iii) to make such repairs, alterations, additions, and improvements thereto as Trustee in its sole discretion deems necessary; and (iv) to receive the rents, income, issues and profits therefrom and out of them to pay all proper costs and expenses of so taking, holding and managing such Property, including without limitation reasonable compensation to and expenses of Trustee, its agents, employees and counsel, for which Trustee shall have its Reimbursement Lien. The remainder of the monies so received by Trustee, if any, shall be utilized to pay interest and principal on the Bonds. Provided, however, that it shall not be obligatory upon Trustee to take such possession in the event of default.

               (3) Should the default continue for a period of thirty (30) days, Trustee may, or Trustee shall upon receipt of (i) written request from the registered holders of twenty-five (25%) percent in principal amount of the Bonds outstanding and unpaid and (ii) satisfactory proof of indemnity, proceed to sell the Property securing the Series of Bonds then in default, in one or more parcels, as provided by law for foreclosure under the terms and

                               Trust Indenture
                                Page 21 of 51
provisions of the Lien. Anyone may bid and/or purchase at such sale, including Trustee or any Bondholder.

               (4) Should the default continue for a period of thirty (30) days, Trustee may, with or without entry upon the Property as hereinbefore provided, proceed by suit or suits at law or in equity or by any other appropriate remedy:

                    (a) To recover all payments of principal, interest and other sums which are due but have not been paid;

                    (b) To recover the entire principal sum of all Bonds then outstanding which are then in default together with all accrued interest thereon (irrespective of whether the principal and/or interest of such Bonds shall then be due and payable as therein expressed and irrespective of whether Trustee shall have made any demand on Issuer for the payment of overdue principal and/or interest;

                    (c)  To enforce payment of the Bonds then in default;
and/or

                    (d) To foreclose the Lien and to sell the Property securing the Bonds then in default under the judgment or decree of a court or courts of competent jurisdiction.

It shall be obligatory upon Trustee to take action either by such proceedings or by the exercise of its powers with respect to entry or sale as it in its sole discretion may determine, upon being requested so to do in writing by the holders of twenty-five (25%) percent in principal amount of the Bonds then in default which are then outstanding and unpaid and upon receipt of satisfactory indemnity.

               (5) Notwithstanding anything herein to the contrary, in the event that the Issuer is in default in the payment of the principal and/ or interest on one or more series of the Bonds, but not all of the series of the Bonds, or the Issuer is in default in the timely payment of the installments to the Sinking Fund Account required on one or more series of the Bonds, but not all of the series of the Bonds and should such default continue for a period of thirty (30) days, and as a result thereof, the Trustee has declared to be immediately due and payable the principal balance and accrued interest of only the unpaid Bonds in the Series in default and if the Issuer then fails to pay said amount, then the Trustee may proceed to foreclose the lien against the property applicable to the defaulted Series of Bonds. In such event, the

                               Trust Indenture
proceeds from the sale of the property so foreclosed, after the payment of all expenses and amounts due the Trustees, shall be first applied to the payment of the bonds in the series secured by a superior mortgage against the property so foreclosed as set forth in paragraph III. (B) of this Indenture. If there remains a deficiency in the payment of the Series of Bonds in default, then the Trustee may declare to be immediately due and payable the principal balance due and accrued interest of any or all of the unpaid Bonds of any or all of the remaining Series issued by the Issuer pursuant to this Trust Indenture and any supplement hereto and if the
Issuer then fails to pay said amount, the Trustee then may proceed to exercise any remedy provided for herein or in the mortgage securing the Bonds, including a foreclosure of the lien securing the then accelerated
and unpaid Bonds.   Upon the foreclosure of any property securing a Series
of Bonds, the proceeds received from any such foreclosure, after the payment of all expenses and amounts due the Trustee, shall be applied first to the payment of the Bonds secured by a superior mortgage against the property so foreclosed as set forth in paragraph III. (B) of this Indenture; and, secondly, to the payment of any other bonds, then in default; and, thereafter, as the Trustee may determine, in the Trustee's discretion.

               The rights contained herein, however, shall not prohibit the Trustee from releasing any lien against any property upon the full payment of the series of bonds secured by said property.

               (6) Trustee may in good faith, if it deems such to be in the best collective interest of the Bondholders, agree with Issuer upon a temporarily reduced level of performance and/or payments into the Sinking
Fund Account, during which time Trustee will forbear from resorting to other remedies even though Issuer continues in formal default; provided that such forbearance agreement shall immediately be terminated upon Trustee's receipt of written request from the registered holders of twenty-five percent (25%) in principal amount of the Bonds then outstanding and unpaid directing Trustee to resort to any other remedy.

               (7) Upon a filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of Trustee on behalf of the Bondholders, Trustee, as a matter of right and without regard to the sufficiency of the security, shall be entitled at its sole election to the appointment (immediately and without notice to Issuer, which is hereby waived) of a receiver of the Property and of the income, rents, issues and profits thereof pending such proceedings, with such powers as may be required to

                               Trust Indenture
                                Page 23 of 51
protect the interest of the Bondholders as the court making such appointment shall confer.

               (8) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Issuer, or of any other obligor upon the Bonds or the Property or of such other obligor or their creditors, Trustee (irrespective of whether the principal and/or interest of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise, and irrespective of whether Trustee shall have made any demand on Issuer for the payment of overdue principal and/or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i) to represent the interests of the Bondholders as a class in any such judicial proceedings; (ii) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of Trustee, its agents, employees and counsel) and of the Bondholders allowed in such judicial proceedings; and (iii) to collect and receive monies or other property payable or deliverable on any such claims and to distribute the same. Any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Bondholder to make such payments to Trustee, and in the event that Trustee shall consent to the making of such payments directly to the Bondholders, to pay to Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances due Trustee, its agents, employees and counsel, and any other amount due Trustee hereunder. Nothing herein contained shall be deemed to authorize Trustee to authorize or consent to or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or compensation affecting the Bonds or the rights of any Bondholder thereof, or to authorize Trustee to vote in respect of the claim of any Bondholder in any such proceeding.

               (9) In the event Trustee determines in good faith that Issuer and any other actual or potential obligor(s) upon the Bonds (e.g., obligor's personnel and members of its governing body in the event of defalcation, fraud or other malfeasance) have no other material assets worth more than the costs and expenses of obtaining and executing upon any judgment which might result from a foreclosure sale of the Property and/or a suit for damages, each Bondholder hereby expressly authorizes Trustee to bid on the Property at any foreclosure sale the total amount of indebtedness

                               Trust Indenture
then secured by the Lien, in full and complete discharge of the liability of Issuer and any such obligor(s) upon the Bonds; and Trustee shall thereby be relieved of any duty whatsoever to pursue a deficiency against Issuer or any person. This clause shall under no circumstances be construed as limiting the liability of Issuer and/or its principals or sureties to the collateral or otherwise waiving personal recourse against such persons should Trustee elect to pursue same.

          (C) It is the intention of Issuer, the Bondholders and Trustee to create hereby an express trust as defined by the Arizona Trust Statutes and to which said Arizona Trust Statutes are applicable as they now exists or may hereafter be amended; and to that end legal ownership of the collective rights and choses in action created hereunder is vested in Trustee for the equitable benefit of the Bondholders, including the rights to repayment and to proceed against any and all collateral securing same and any and all persons liable therefor, of which the bonds are only an indicia of each individual Bondholder's equitable ownership. All rights of action and claims under this Trust Indenture or the Bonds may be prosecuted and enforced by Trustee as legal owner thereof without the possession of any of the Bonds or the production thereof in any proceeding relating thereto; and any such proceeding instituted by Trustee shall be brought in its own name as Trustee of this express trust.

          (D) After the occurrence of any event of default hereunder of which Trustee has knowledge or is required to notice, Trustee may, but shall not be obligated to, transmit by mail to all Bondholders, as their names and addresses appear in the Bond register, notice of such default and Trustee's intentions with respect thereto. Trustee shall be protected in withholding such notice so long as Trustee in good faith determines that the withholding of such notice is in the best collective interest of the Bondholders.

          (E) No bondholder individually or as part of group may institute any proceeding (judicial or otherwise) with respect to the Bonds and/or the Indenture or seek any remedy thereunder, unless: (i) such Bondholder(s) has notified Trustee of an event of default continuing thirty (30) days or more, (ii) the Bondholders of at least twenty-five (25%) percent in principal amount of the Bonds then in default which are then outstanding and unpaid have given written notice to Trustee to institute proceedings in respect of such event of default, (iii) such Bondholder in subparagraph
(i) and/or Bondholders in subparagraph (ii) have offered in writing and demonstrated to Trustee's satisfaction the ability to indemnify

                               Trust Indenture

Trustee against the costs Trustee may incur in complying with such request, and (iv) during the sixty (60) day period following Trustee's receipt of the notice in subparagraphs (i) - (iii) , Trustee fails to institute a proceeding or take action as permitted hereunder in respect to such event of default.

          (F) If, at any Bondholder payment date, Issuer has failed to make the sinking fund installments required to pay all of the principal and/or interest maturing on said date, Trustee shall have the right, among other remedies, to authorize and direct the depository bank to stop payment on any and all checks therefor which may have been issued by Trustee to the Bondholders and which are outstanding at such time even though the funds which are on deposit are sufficient to pay some of those checks.
 When Issuer has deposited with Trustee sums sufficient to permit payment in full of all such Bondholders, Trustee's compensation and any reimbursement then due, and any charges of the depository bank, Trustee may revoke its stop payment instructions and authorize said bank to proceed to honor any checks drawn upon such Sinking Fund Account.

          (G) Notwithstanding any provisions) of the Bonds to the contrary, should Issuer fail for any reason to timely pay the principal and/or interest upon the Bonds at the time such payment becomes due, and should Trustee elect not to loan or advance the requisite funds and secure same with its Reimbursement Lien, Issuer shall pay as a penalty for the benefit of the Bondholders additional interest upon the past due principal and/or interest of said Bonds at the rate, subject to Article XVIII, equal to two (2%) percent per annum in excess of the highest rate of interest payable by said Issuer upon the Bonds from and after the date that said indebtedness becomes due and payable until such time as said indebtedness is paid in full; provided that Trustee may waive such penalty interest for additional consideration or if Trustee otherwise determines in its sole discretion that to do so is in the best collective interest of the Bondholders.

          (H) Trustee shall have no duty, obligation or liability under any circumstances whatsoever to pay any principal and/or interest upon the Bonds issued hereunder nor to correct or cure any default. Should Trustee, however, for any reason pay any principal and/or interest upon said Bonds, whether intentionally or inadvertently (excluding only overpayment), or in its sole discretion incur any expenses, including without limitation attorney fees and other legal costs, in attempting to correct or cure such default or collect any delinquent payment or foreclose upon the Lien, Trustee shall have its Reimbursement Lien to secure

                               Trust Indenture
the repayment of such sum advanced or expended to be repayable by Issuer and otherwise from Issuer's Sinking Fund Account and, to the extent then necessary, from Issuer's Bond Proceeds Account, anything to the contrary herein notwithstanding. In the event of an overpayment to a Bondholder(s), Trustee shall look to the Bondholder(s) and not Issuer for repayment, but shall have the right of offset against other funds at any time held for distribution to such individual overpaid Bondholder(s).

          (I) All moneys received by Trustee pursuant to any right given or action taken under the provisions of this Article in respect of an event of default shall, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and of the fees, expenses, liabilities and advances incurred or made by Trustee or at its discretion, be deposited into the Sinking Fund Account applicable to the Series of Bonds secured by the superior mortgage against the Property from which such moneys were derived; and all such moneys in the Sinking Fund Account (other than moneys for the payment of Bonds which have matured or otherwise become payable prior to such event of default, which moneys shall be applied to such payment) shall during the continuance of an event of default be applied as follows:

               (1) Unless the principal of all the bonds of such Series shall have become or shall have been declared due and payable, all such moneys shall be applied:

                    FIRST -- To the payment in full of all series of interest payments then due on the applicable Series of Bonds, in order of maturity, and if the amount available shall not be sufficient to pay in full the eligible series having the most recent maturity, then to the ratable payment of such series, without other discrimination or privilege; and

                    SECOND -- To the payment in full of all series of principal payments then due on the applicable Series of Bonds, in order of maturity, and if the amount available shall not be sufficient to pay in full the latest series having the most recent maturity, then to the ratable payment of such series, without other discrimination or privilege.

               (2) If the principal of all of such Series of Bonds shall have become due or shall have been declared due and payable,

                               Trust Indenture
all such moneys shall be applied to the payment of the principal and interest then accrued and unpaid upon all unpaid Bonds of such Series, without preference or priority of principal over interest or of interest over principal, or of any series or maturity over any other series or maturity, or of any bond over any other bond, whether simple or compound, ratably, according to the combined amount respectively due thereon for both principal and interest, to the persons entitled thereto without any discrimination or privilege.

               Whenever moneys are to be applied pursuant to the provisions of this paragraph (I), such moneys may be applied at such times and from time to time, as Trustee may determine in its sole discretion, having due regard to the amount of such moneys available for such application and the likelihood of additional moneys becoming available for such application in the future. Whenever Trustee so applies funds, it shall fix the date (which shall be a principal and/or interest payment date unless Trustee in its sole discretion deems another date more suitable) upon which such application is to be made, and upon such date interest on the amounts of principal and interest to be paid on such dates shall cease to accrue. Trustee may give such notice as it deems appropriate of the deposit with it of any such moneys and of the fixing of any such date, and Trustee shall not be required to make payment to the holder of any unpaid Bond until such Bond shall be presented to Trustee for appropriate endorsement or cancellation.

               Notwithstanding anything herein to the contrary, in the event that a Bondholder paydate distribution shall not have been made because of insufficient funds in Issuer's Sinking Fund Account, should funds thereafter accumulate in the Sinking Fund Account sufficient to meet such prior Bondholder payment in whole or in part, Trustee may nonetheless continue to hold such funds until it is able to make a good faith determination, based in its sole discretion upon its negotiations with Issuer and its perception of Issuer's ability to meet Issuer's future obligations hereunder:(i) to disburse such funds pursuant to subparagraph (I)(1), or (ii) to accelerate the entire indebtedness effective as of either the date of the event of default or the Bondholder payment date, as Trustee elects, and later disburse such funds along with other proceeds pursuant to subparagraph (I)(2).

                               Trust Indenture

                                     IX.

                             PREPAYMENT PRIVILEGES

          (A) If Issuer is not in default and upon thirty (30) days written notice from the Issuer to the Trustee, accompanied by payment in full of all moneys required to effect the redemption, the Bonds shall be subject to redemption at any time in whole or in part (in such manner as the Trustee deems appropriate) at the redemption price of 100% of the principal amount redeemed plus accrued interest to the redemption date. Provided that the Issuer has made available moneys to effect the redemption, the Trustee shall give notice to the bondholders by first class mail at least fifteen
(15) days prior to the redemption date. After the redemption date, no interest shall accrue on the Bonds. The Trustee shall pay the principal and accrued interest on the Bonds to the holders thereof as soon as practical, such payment to be made by check mailed by first class mail. All expenses of redemption shall be paid by the Issuer.

          (B) Except as may be otherwise provided in the prospectus, offering circular and/or Bonds themselves, there shall be no penalty for prepayment of all or any portion of the Bonds, but Issuer may be charged a reasonable fee therefor in addition to and notwithstanding those fees set forth in Article XX.

          (C) As to any Bonds called for prepayment which are not presented to Trustee for payment, Trustee shall set aside and retain in a separate account a sum equal to the unpaid principal and accrued interest thereof.

               (1) No interest shall accrue or be payable from or after such payment date either upon such called Bonds or such funds in said separate account.

               (2) After three (3) years from such separation of funds, any separated funds remaining unclaimed shall be escheated and delivered by Trustee to the State of Arizona; such delivery shall operate as a complete discharge of Trustee as between the Bondholders and Issuer; and Issuer hereby indemnifies and agrees to hold Trustee harmless from any and all subsequent claims therefor or resulting therefrom asserted by any Bondholder(s) or governmental agency or agencies, including all costs of maintaining a legal defense.

          (D) Should Issuer deposit funds for the prepayment of outstanding bonds in an amount which Trustee ultimately determines

                               Trust Indenture
to be in excess of the funds actually required to effect said prepayment, then Trustee, immediately upon discovering this fact, shall remit such excess payment to Issuer or to such other persons or firms to whom Issuer is obligated with respect thereto. Should Issuer deposit funds for such prepayment which are insufficient to accomplish same, Issuer shall immediately remit to Trustee such additional funds as may be required to complete the prepayment, even if such underpayment was the result of the reliance by Issuer on prepayment calculations furnished it by Trustee. In the event that Issuer does not promptly remit such additional funds, then Trustee may, at its option, stop payment on the checks given by it to pay the principal and interest upon said Bonds which have not been paid, or it may borrow and/or advance such additional funds as will permit said Bonds to be prepaid. In the latter event Issuer agrees to promptly reimburse Trustee, and Trustee shall have its Reimbursement Lien therefor.

          (E) Trustee is authorized to execute a release of the Lien in the event of complete prepayment of all Bonds issued pursuant to this Trust Indenture. Such release will be prepared by or on behalf of Issuer at its expense and submitted to Trustee for execution.

                                      X.

                            REPLACEMENT OF BONDS

          (A) In the event any Bond shall become mutilated or defaced, Registrar in its discretion may, upon presentment and cancellation thereof, issue a new Bond of like kind, maturity and date in exchange and in substitution therefor.

          (B) In the event any Bond is destroyed, lost or stolen, Registrar in its discretion may issue, in lieu of and in substitution therefor, a new Bond of like kind, maturity and date upon the registered holder of such Bond (i) filing with Registrar evidence satisfactory to it that he is the true owner of same and that such Bond has in fact been destroyed, lost or stolen; and (ii) indemnifying through a reputable surety and holding harmless both Issuer and Registrar and Paying Agent against any loss resulting, directly or indirectly, from issuance of the substitute Bond.

          (C) All Bonds issued under this Trust Indenture shall be held and owned upon the express condition that the provisions of this Article are exclusive in respect to the replacement and payment of mutilated, defaced, destroyed, lost or stolen Bonds, and shall preclude any and all other rights and remedies,

                               Trust Indenture
notwithstanding any law or statute now existing or hereafter enacted to the contrary respecting such replacement or payment of bonds, notes, negotiable instruments or other securities without their surrender.

                                     XI.

                           ADDITIONAL PARITY BONDS
                            AND OTHER BORROWINGS

          (A) Subject to the following, Issuer reserves the right to issue additional parity bonds or to incur additional debt obligations (hereinafter collectively called "Additional Bonds" even though such debt obligations are not in bond form) for any lawful purpose, including without limitation refunding or prepaying any outstanding Bonds, construction of improvements and/or the acquisition of additional real property. Such Additional Bonds, along with the original Bonds issued under this Indenture, shall be deemed "Bonds" for all purposes as defined in this Indenture unless the context otherwise requires. Once issued and delivered, such Additional Bonds and the interest thereon shall be payable from the sources described in this Indenture and secured by the Indenture and the Lien to the same extent and priority as, and on a parity with, all then Outstanding Bonds of the applicable original series, regardless of the date and order of recording of the deed(s) of trust or mortgage(s), as if such Additional Bonds had been part of the original offering. Such Additional Bonds may be made or issued in one or more obligations, series or issues, in various principal amounts, bearing interest, maturing, and having such redemption features and other provisions as may be provided in any supplemental indenture or other instrument authorizing their making or issuance. As to such Additional Bonds, whether a debt obligation such as a note or a series or a separate issue of bonds, and whether governed by a note or supplement to the Indenture or a separate indenture, a default as to any one note, bond, series or issue shall constitute a default as to any and all other notes, bonds, series and/or issues totally or partially secured by such a parity lien on the same collateral.

               (1) Provided, no such note or series or issue of Additional Bonds shall be made or issued unless:

                    (a) Any default or event which would result in default by Issuer under the Indenture has been first cured;

                    (b) Any real property acquired from the proceeds of Additional Bonds shall be subjected to and become a part

                               Trust Indenture
of the applicable lien and any applicable mortgage or deed of trust upon the Property securing the series of bonds related to the offering of Additional Bonds, as evidenced at Trustee's election and at Issuer's sole expense by an attorney's title opinion or a mortgagee's title policy in favor of Trustee reflecting no liens or encumbrances prior to the Lien other than as agreed upon in writing between Issuer and Trustee; and

                    (c) The ratio of the total Outstanding series of Bonds plus the Additional Bonds related thereto shall not exceed one hundred percent (100%) of the capitalized cost of the applicable Property, inclusive of any new construction or improvements thereon, to secure the payment of the Bonds.

               (2) Further provided that for a period of three years from the effective date of the offering, MMR Investment Bankers, Inc. shall have a first right of refusal to provide investment banking services for any additional borrowings of Issuer relative to the subject property or any refinancing of this indebtedness.

          (B) Furthermore, notwithstanding anything herein to the contrary, Issuer has the right to obtain interim construction loans in order to purchase/or build the five projects referred to herein and any such interim construction loans shall be secured in parity with lien securing the applicable series of bonds.

          In such event, the Trustee is authorized to execute and deliver such instruments and documents as is necessary to effect in any such interim construction lender a lien of equal parity to the lien securing the bonds.

                                     XII

                               SALE OF PROPERTY

          Should Issuer desire to convey all or any portion of the Property, Trustee is authorized in its sole discretion to execute a release or partial release thereof, provided that:

          (A) Any consideration received other than cash for such conveyance must be equal to or greater than the fair market value of the property conveyed at the time of sale and becomes part of the Lien, as evidenced at Trustee's election and at Issuer's sole expense by an attorney's title opinion or a mortgagee's title policy in favor of Trustee reflecting no liens or encumbrances
                               Trust Indenture
                                Page 32 of 51
prior to the Lien other than as agreed upon in writing between Issuer and Trustee, or is applied as in (B);

          (B) Any cash proceeds derived from such conveyance shall be delivered to Trustee to be applied either:

               (1) To call and prepay outstanding Bonds in the same manner as partial prepayments are to be applied under the provisions of Article IX; or

               (2) Paid into a trust or escrow account in a depository designated by Trustee, to be applied:

                    (a) To purchase additional property subjected to and becoming a part of the Lien and any mortgage or deed of trust upon the Property, as evidenced at Trustee's election and at Issuer's sole expense by an attorney's title opinion or a mortgagee's title policy in favor of Trustee reflecting no liens or encumbrances prior to the Lien other than as agreed upon in writing between Issuer and Trustee;

                    (b) To construct additional improvements on the property remaining under the Lien; and/or

                    (c) To reduce any other lien indebtedness existing against the Property.

Issuer, subject to the approval of Trustee, has the right to select from the foregoing alternatives, and shall notify Trustee in writing and in advance which alternatives it has selected and the respective amounts.

          (C) The value of the remaining property covered by the Lien is sufficient, in the opinion of Trustee, to secure the outstanding Bonds after application of the sale proceeds as in (B) above.

Trustee shall not be liable for mistakes of judgment made in good faith in reliance upon any appraisals or other information furnished which forms a reasonable basis for Trustee's decision.

                                    XIII.

                          SUBSTITUTION OF COLLATERAL

          Should Issuer desire to substitute the Property, in whole or in part, Trustee is authorized in its sole discretion to execute

                               Trust Indenture
such releases, partial releases and other legal documents as may be necessary to do so, provided that:

          (A) The fair market value of the substituted property shall be equal to or greater than the fair market value of the Property released from the Lien at the time of substitution; and

          (B) The Property substituted shall be subjected to and become a part of the Lien and any mortgage or deed of trust upon the Property, as evidenced at Trustee's election and at Issuer's sole expense by an attorney's title opinion or a mortgagee's title policy in favor of Trustee reflecting no liens or encumbrances prior to the Lien other than as agreed upon in writing between Issuer and Trustee.

Trustee shall not be liable for mistakes of judgment made in good faith in reliance upon any appraisals or other information furnished which forms a reasonable basis for Trustee's decision.

                                     XIV.

                           CONDEMNATION OF PROPERTY

          (A) Should any governmental agency undertake to acquire by eminent domain all of the property comprising a project, Trustee is authorized to join with Issuer in negotiating with such governmental agency, and to execute any and all instruments necessary or required to convey said Property to such governmental agency, without requiring formal condemnation; provided, that the sums received for such condemnation shall be at least sufficient to pay the principal balance of the Bonds and accrued interest to date of pay-off. Trustee is not authorized to agree to any non-judicial total condemnation which will not provide funds sufficient to pay all of the Bonds then outstanding, with accrued interest thereon.

          (B) Should any governmental agency undertake to acquire by eminent domain a portion of the property comprising a project, Trustee is authorized to join with Issuer in negotiating with such governmental agency and to execute such documents as may be necessary or required to transfer title of such portion to such governmental agency without requiring formal condemnation; provided, that any cash proceeds derived from such acquisition shall be delivered to Trustee to be applied either:

               (1) To call and prepay outstanding Bonds in the same manner as partial prepayments are to be applied under the provisions of paragraph IX(B); or

                               Trust Indenture

               (2) To be paid into a trust account maintained by Trustee to be applied:

                    (a) For the purchase of additional property which shall be subjected to and become a part of the Lien and any mortgage or deed of trust upon the Property, as evidenced at Trustee's election and at Issuer's sole expense by an attorney's title opinion or a mortgagee's title policy in favor of Trustee reflecting no liens or encumbrances prior to the Lien other than as agreed upon in writing between Issuer and Trustee;

                    (b) To construct additional improvements on the property remaining under the Lien; and/or

                    (c) To reduce any other lien indebtedness existing against the Property.

Issuer, subject to the approval of Trustee, has the right to select which of the foregoing alternatives it desires to exercise, and shall notify Trustee in writing and in advance which alternative is selected by Issuer.

                                    XV.

                DUTIES OF TRUSTEE, PAYING AGENT AND REGISTRAR

          The following services will be provided for the benefit of Issuer and the Bondholders:

          (A)  Trustee shall:

               (1) Maintain the legal file containing Issuer's application for financing, resolution for financing, appraisal, Issuer's organizational documents, trust indenture, escrow instructions and agreement (if applicable), commitment(s) for title insurance, policy(s) of title insurance or attorney's title opinion, opinion(s) of counsel (if applicable), current fire and extended coverage insurance policy(s), builder's risk insurance policy(s)
(if applicable), and any other written agreements that may be entered into between Issuer and Trustee simultaneously with or after execution hereof.

               (2) Hold for the benefit of the Bondholders their legal rights to repayment and in and under the Lien; and in the event of default by Issuer, Trustee may (or shall when required) pursue in its name on their collective behalf all lawful remedies.

                               Trust Indenture

               (3) Provide Issuer an amortization schedule(s) for the payment of the Bonds. If electronic banking is available, Trustee will provide Issuer instructions for its use. If electronic banking is not available, Trustee will provide Issuer a sinking fund installment book(s).

               (4) Monitor all sinking fund installments and if Issuer is in arrears, give written and/or oral notification of the delinquency.

               (5) Disburse all Bond proceeds to Issuer at such time as all the legal requirements have been met.

               (6) Endorse insurance settlement checks, if any, for damages to the insured Property when satisfied that the proceeds will be used as required herein.

               (7) Execute a release of the Lien when all Bonds have been paid or canceled under the terms and provisions hereof.

          (B)  Paying Agent shall:

               (1)  Record all proceeds received from the sale of Bonds.

               (2) Provide Issuer after the final project disbursement from the Bond Proceeds Account with an accounting showing the deposits to and charges against the Bond Proceeds Account.

               (3) Receive and record weekly or monthly sinking fund installments from Issuer.

               (4) Provide Issuer semi-annual statements showing the deposits to and charges against the Sinking Fund Account.

               (5) Prepare and mail as required interest checks to the registered owners of simple-interest Bonds.

               (6) Prepare and mail principal checks to the registered owners of simple-interest Bonds at maturity.

               (7) Prepare and mail principal and interest checks to the registered owners of compound-interest Bonds at maturity.

                               Trust Indenture

               (8) Provide Issuer with information and forms for notification of the Bond owners in the event of a prepayment of all or a portion of the outstanding Bonds.

               (9) Prepare and mail principal and interest checks to the registered Bond owners of Bonds that are called for prepayment prior to maturity

               (10) Prepare and mail Internal Revenue Service Form 1099's to inform each registered owner of the Bonds of the respective amount of interest earned and required to be reported by Trustee to the Internal Revenue Service for that taxable year (which may be different figures from those applicable to and reportable for income tax purposes by individual Bondholders).

               (11) Prepare and forward to applicable taxing authorities all required information pertaining to the interest income of Bondholders.

          (C)Registrar shall:

               (1) Upon receipt by the Trustee of all documentation which is prerequisite, print, issue, authenticate and mail all Bonds to the registered owners.

               (2) Record and reissue Bonds subsequently transferred to a new owner.

               (3) Maintain a permanent Bond register which reflects the serial or other identification number, maturity date, face value, interest rate, name and address of owner, date bought, and price reported paid (if any) for each Bond issued.

               (4) Reissue mutilated, defaced, destroyed, lost and stolen Bonds if prior to maturity, and if matured, direct the payment of the principal and accrued interest to the registered Bond owners, subject to all terms and conditions hereof.

                                     XVI.

                           LIMITATION OF LIABILITY

          Trustee, Paying Agent and Registrar (for purposes of this Article jointly and severally called "Trustee") accept their respective duties and responsibilities as set forth under the terms of this Trust Indenture upon the express conditions (to which Issuer and the Bondholders by the acceptance of the Bonds agree)

                               Trust Indenture
that Trustee shall not be responsible for any act or omission hereunder unless due to its own gross negligence or willful default; and no implied covenants, obligations or warranties whatsoever shall be read into this debenture against Trustee. Without limiting the generality of the foregoing:

          (A) Trustee shall not be responsible or liable for any recitals, statements or representations whatsoever in any prospectus or offering circular used in connection with the sale of the Bonds. Trustee makes no representation or warranty whatsoever, express or implied, (i) that the terms, conditions or provisions of this Trust Indenture are, will remain or will become in compliance with any state or federal statute or regulations applicable or relating to this Indenture or the transactions contemplated herein or related hereto, or (ii) regarding any individual Bondholder's reportable amount of income from the Bonds, his tax liability thereon or the tax consequences of any transaction relating to the Bonds, their repayment and/or the collection thereof pursuant to Issuer's default whether through a forbearance agreement, a court-ordered or bondholder-approved restructure of the debt, or foreclosure and sale of the Property.

          (B) Trustee shall have no liability for any losses resulting from its reliance upon any instrument, writing or communication believed by it in good faith to be genuine and properly authorized, nor for forgery of any bond or unauthorized delivery by Issuer of any Bond. Trustee shall be under no duty to investigate or inquire into any statements contained or matters referred to in any such item.

          (C) Trustee shall not be liable upon the Bonds for the payment of the principal and/or interest due thereon.

          (D) Notwithstanding any applicable statutes or regulations relating to registered Bonds, Trustee shall have no duty to recognize any person as a Bondholder unless such person is shown as the registered Bondholder on the books and records of Trustee.

          (E) Trustee may accept as correct any written statement made to it by the person or persons who sign this Trust Indenture for and on behalf of Issuer or by such other representatives of Issuer as may be from time to time designated by Issuer to act for it, and Trustee will be fully protected in acting upon and in conformity with such opinion.

                               Trust Indenture

          (F) Trustee may request and act upon the opinion or advice of its counsel. If Trustee acts on an opinion of counsel concerning matters relating hereto and its duties hereunder, it shall be relieved of all liability in connection with the matters referenced herein and its duties hereunder when acting in conformity therewith.

          (G) If an event of default has occurred and is continuing, Trustee shall, in exercising its rights and powers hereunder, use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (H) Trustee shall not be bound to ascertain or inquire into the performance or observances of any covenants, conditions, or agreements of Issuer hereunder. However, Trustee may require of Issuer full information and advice about such performance or observance.

          (I) Trustee need not consider the ability to respond in damages when selecting or approving any person or entity to render opinions, advice and/or services pertaining hereto.

          (J) Trustee shall not be responsible for recording or re-recording or filing or re-filing this Indenture, for the validity of the execution by Issuer of this Indenture, for the sufficiency or maintenance of the security for the Bonds, or for the validity or enforceability of this Indenture, the Lien or any security rights or remedies granted to Trustee or the Bondholders hereunder or in any other Bond document. Trustee shall have no obligation to perform any of the duties of Issuer under the Indenture.

          (K) Moneys and securities held by Trustee in trust need not be segregated from other assets except to the extent required by law or this Indenture. Trustee shall not be liable for interest on any moneys received by it hereunder. Trustee shall not be accountable for the use or application of funds from Issuer's Bonds Proceeds Account after same have been disbursed in accordance herewith.

          (L) Notwithstanding anything to the contrary, if in the sole judgment of Trustee any action it desires or is requested or demanded to take hereunder may tend to involve liability, loss or expense, Trustee shall not be obligated to so act unless and until it is furnished with indemnity satisfactory to it.

                               Trust Indenture

          (M) The permissive right of Trustee to do certain things, whether express or implied, shall not be construed as a duty or obligation to take such action.

          (N) Trustee shall not be required to give any bond or security in respect hereof.

          (0) Upon delivery of an executed release of the Lien to Issuer pursuant to Article IX(G) or upon restructure of the debt or foreclosure and final distribution of the net proceeds therefrom to the Bondholders, Trustee shall have thereby discharged in full all its liabilities and obligations hereunder, and this trust shall terminate along with any further duties, obligations or liabilities of Trustee hereunder.

          (P) Should liability for any of the foregoing nonetheless be unsuccessfully judicially asserted against Trustee, it shall be reimbursed and have the Reimbursement Lien for costs and expenses incurred in defending itself, including without limitation attorney, stenographer and witness fees and travel expense and court costs.

          (Q) By purchasing and accepting delivery of the Bonds, each Bondholder shall hold same subject to all terms of this Trust Indenture.

                                     XVII.

                  ANCILLARY/CO-TRUSTEE; RESIGNATION AND REMOVAL;
                              SUCCESSOR TRUSTEES

          (A) Trustee may in its sole discretion appoint an additional individual or institution as a Co-Trustee or a separate ancillary Trustee hereunder. Trustee will so notify Issuer of such appointment, as well as any applicable regulatory authority. Each power or right vested in Trustee hereunder shall be exercisable by and vest in such Co-Trustee or separate ancillary Trustee to the extent necessary or desirable to enable it to exercise the powers and rights necessary to carry out the purposes of this Indenture. Provided, such Co-Trustee or ancillary Trustee may not be Issuer, Broker nor an affiliate of either.

          (B) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of such appointment in writing by such successor Trustee as hereinafter provided.

                               Trust Indenture

               (1) Subject to the foregoing, the Trustee may, at its election, resign at any time by either:

                    (a)  Giving to Issuer written notice thereof; or

                    (b) Petitioning a court of competent jurisdiction for both (i) the permission to resign and (ii) the appointment of a qualified successor trustee.

                    Provided: (i) if the Trustee shall elect to resign while Issuer is in default hereunder, the Trustee must so petition a court as set forth in (b) above, as Issuer may not in such event select the successor Trustee; and provided further, no successor Trustee shall in any event be the Broker or Issuer, or a subsidiary, affiliate or under the control of either; and (ii) every successor Trustee appointed or succeeding pursuant to any of the foregoing provisions shall be either a trust company or a national or state bank with trust powers, in good standing and having combined capital, surplus and undivided profits of at least $500,000, or a corporation, individuals or mixture approved by a court of competent jurisdiction.

               (2) If at any time (i) the Trustee shall be adjudged a bankrupt, (ii) a receiver shall be appointed therefor by a court of competent jurisdiction, or (iii) an authorized regulatory agency shall take charge or control thereof, Issuer may, if not in default hereunder, appoint a qualified successor Trustee.

               (3) If at any time the Trustee shall become incapable of acting or ineligible to act under any state or federal law or this Indenture, it shall tender its resignation as in subparagraph (2) above, failing which Issuer may, if not in default, petition a court of competent jurisdiction for both (i) the removal of the Trustee and (ii) the appointment of a qualified successor Trustee.

               (4) In the event Issuer shall be disqualified by its default from exercising its rights under subparagraphs (B)(2) or (3) above, or shall fail to exercise such rights within thirty (30) days from occurrence of the event giving rise to such rights, such rights shall devolve upon:

                    (a) Under subparagraph (B)(2), such bankruptcy Trustee, receiver or government agency; and

                               Trust Indenture

                    (b) Under subparagraph (B)(3), any Bondholder as set forth in subparagraph (5) below.

               (5) If, in a proper case, a successor Trustee has not been appointed pursuant to the foregoing provisions within six months after the resignation or removal of Trustee, any Bondholder may apply to any District Court in and for Maricopa County, Arizona or to any succeeding court of competent jurisdiction to appoint a successor Trustee. Such Court may thereupon, after such notice, if any, as it may be deem proper, appoint a successor Trustee.

               (6) Any Trustee may be removed at any time by an instrument appointing a successor Trustee executed by the holders of not less than a majority in aggregate principal amount of all Bonds then outstanding.

               (7) All provisions of this Article which refer to the "Trustee" shall likewise always include the positions of Paying Agent and Bond Registrar, except that the Trustee, acting voluntarily pursuant to subparagraph (2) above, may resign as Trustee while retaining its appointments and continuing as Paying Agent and/or Bond Registrar; or vice versa.

               (8) Issuer shall give notice or cause notice to be given of each resignation and each removal of the Trustee and each appointment of a successor Trustee, Paying Agent and/or Registrar by mailing written notice of such event by first-class mail, postage prepaid, to the Registered Holders of Bonds as their names and addresses appear in the Bond Register. Each notice shall include the name of the successor Trustee, Paying Agent and/or Registrar, as the case may be, and its principal address.

               (9) Should Trustee change its name, or voluntarily merge or consolidate with or its business be taken over by another corporation chartered to exercise trust powers and legally competent to perform such duties, then such other corporation shall succeed to all of the powers and duties of Trustee as herein set out, without any further act.

               (10) Any successor Trustee appointed hereunder shall execute and deliver to Issuer or the Court, whichever is applicable, an instrument accepting such appointment. Thereupon such successor Trustee, without any further act, shall become duly vested with all of the trust estate and the rights, powers, trusts, duties and obligations of its predecessor.

                               Trust Indenture

               (11) The name of any duly appointed and qualified successor trustee shall be substituted wherever "Trustee" is used throughout this Indenture.

                                    XVIII.

                              ILLEGAL INTEREST

          It is the intention of the parties hereto to comply With applicable usury laws; notwithstanding any provisions herein to the contrary or in any of the documents securing payment or otherwise relating to the Bonds, in no event shall this Trust Indenture, including provisions relating to penalty interest in the event of default or to the Reimbursement Lien rate, the Bonds or such documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws.

          (A) If any such excess of interest is contracted for, charged or received under the Bonds or under any of the instruments securing payment thereof or otherwise relating thereto, including this Trust Indenture or in the event the maturity of the indebtedness evidenced by the Bonds is accelerated in whole or in part, or in the event that all or part of the principal or interest of the Bonds shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received therefrom or under any of the instruments securing payment thereof or otherwise relating thereto, on the amount of principal actually outstanding from time to time under the Bonds, shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event: (i) the provisions of this Article shall govern and control; (ii) neither Issuer nor any other person or entity now or hereafter liable for the payment of the Bonds shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable usury laws; (iii) any such excess which may have been charged and/or collected shall be either applied as of the date charged or collected as a credit against the then unpaid principal amount of the Bonds or refunded to Issuer, at Issuer's option, and (iv) the effective rate of interest shall be automatically, immediately and retroactively reduced to the maximum lawful contract rate allowed under applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof.

          (B) Without limiting the foregoing, all calculations of the rate of interest contracted for, charged upon or received from the Bonds or under such other documents, which calculations are made for the purpose of determining whether such rate exceeds the

                               Trust Indenture
maximum lawful contract rate, shall be made, to the extent permitted by applicable laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the respective indebtedness, all interest at any time contracted for, charged or received by Trustee from Issuer or otherwise.

                                     XIX.

                             RELEASE OF THE LIEN

         When Issuer has duly made all of the payments required to be made under the provisions of this Trust Indenture and/or the offering circular to retire a Series of Bonds, Trustee is authorized to execute a release of the lien securing the series of bonds so retired even if there are checks issued for the payment of the principal and/or interest upon the Bonds which are still uncashed; provided, that Trustee shall first satisfy itself that the funds remaining on deposit in the Sinking Fund Account are sufficient to pay such outstanding checks upon presentment.

                                      XX.

                        INVESTMENT OF BOND PROCEEDS AND
                          SINKING FUND ACCOUNT FUNDS;
                           FEES OF TRUSTEE, ET. AL.

          (A) Upon the receipt by Trustee of the proceeds from the sale of Bonds, and upon receipt of the sinking fund installments required of Issuer, it is expressly agreed by Issuer that Trustee may invest all or part of such funds in United States government and government agency obligations, federally insured time and/or demand deposits of banks and savings and loan associations mutual and/or money market funds which invests only in the foregoing instruments; and an investment in any such instruments and/or fund(s) shall be deemed prudent. All moneys required to be deposited with or paid to Trustee under any provision of the Indenture, until disbursed or directed as permitted by the Indenture, shall be held by Trustee in trust and may be commingled with other trust funds held by the Trustee.

          (B) The fees of Trustee, Paying Agent and Registrar, the payment of which is secured by the Reimbursement Lien and to which Issuer has agreed, are set forth on EXHIBIT "A" attached hereto.

          (C) Notwithstanding the amount of fees to be paid to Trustee as set forth on EXHIBIT "A", should Trustee, Paying Agent

                               Trust Indenture
or Registrar be required to perform extraordinary services, it shall have the right to assess reasonable charges against Issuer for said extraordinary services in addition to the service charges otherwise described on EXHIBIT "A". Such services occasioned by Issuer' s prepayment under
Article IX or default shall by definition be extraordinary. Without limiting the foregoing, Trustee shall have the right to be reimbursed by Issuer for any fees or expenses incurred for any unusual services required of Trustee, either in the event of prepayment, default or otherwise, and shall specifically have the right of reimbursement and the Reimbursement Lien for any fees, compensation or documented travel expenses paid by Trustee to or for licensed attorneys, accountants, appraisers, realtors surveyors, court stenographers, Trustee's own personnel or any other persons whose services are necessary or required in order to perform such extraordinary services. The hourly compensation of Trustee's personnel shall be computed as base annual salary divided by two thousand (2,000) hours.

                                     XXI.

                           SUPPLEMENTAL INDENTURES

          (A) Issuer and Trustee, without the consent of the Bondholders, from time to time may enter into one or more indentures supplemental hereto for any of the following purposes:

               (1) To add to the covenants of Issuer for the benefit of the Bondholders, or to surrender any right or power herein conferred upon Issuer;

               (2) To cure any vagueness or ambiguity or to correct or supplement any inconsistent or defective provision contained herein or in any supplemental indenture; provided, such action shall not adversely affect the interest of the Bondholders; or

               (3) To make any change which, in the judgment of Trustee in reliance upon opinion of counsel, does not adversely affect the rights of any Bondholder.

          (B) With the foregoing limited exceptions which permit modification of the Trust Indenture by Issuer and Trustee alone, the Trust Indenture, the rights and obligations of Issuer, and the rights and obligations of the Bondholders may be modified by Issuer with the consent of the respective holders of not less than sixty-six and two-thirds percent (66 2/3%) in principal of the Bonds then outstanding; provided that no such modification may be made without

                               Trust Indenture
the consent of the holders of each Bond affected if such modification would:

               (1) Change the stated maturity date of the principal or of any installment of interest on any Bond; or

               (2) Reduce the principal amount or rate of interest on any Bond; or
               (3) Impair the right as herein set out to institute suit for the enforcement of payment on or with respect to the Bonds; or

               (4) Reduce the percentage and principal amount of the Bonds of which the holders' collective consent is required for any such supplemental indenture;

               (5) Except as permitted under this Indenture, permit the creation of any lien ranking prior to or on a parity with the Lien; or

               (6)  Modify any of the provisions of this Article.

          (C) Whenever the consent of Bondholders is required for any proposed change, modification, addition, elimination or subordination of the Trust Indenture or otherwise, Trustee may cause a notice specifying the, action proposed to be mailed, first-class, postage prepaid, to the owner of each outstanding Bond at the address shown on the Bond Register maintained by the Registrar. Trustee shall be entitled to treat the failure of any Bondholder to respond within thirty (30) days after completion of the mailing of such notice as either a consent or a rejection, as indicated in the notice, of the proposed action specified in the notice.

               (1) Except as hereinafter provided in Article XXII(B), Trustee shall be the sole judge of the validity and regularity of all consents filed under this paragraph, and may require evidence satisfactory to it that the signer of such consent is lawfully entitled to execute the same.

               (2) Any required action or consent of Bondholders may also be obtained by a vote of Bondholders representing the requisite percentage of principal then outstanding who are present or represented by proxy at a meeting called by Trustee for such purpose to be held at Trustee's principal offices at a time and

                               Trust Indenture
date specified in a notice mailed to the Bondholders as above not less than thirty (30) days prior to such meeting.

          (D) It shall not be necessary for any consent of Bondholders to approve the particular form of any proposed supplemental indenture; rather, it shall be sufficient if such consent approves the substance thereof.

                                    XXII.

                         BONDHOLDER LISTS AND REPORTS
                      EVIDENCE OF RIGHTS OF BONDHOLDERS

          (A) Any request, consent or other instrument which the Indenture may require or permit to be signed and executed by the Bondholders may be in any number of concurrent instruments of similar tenor, and may be signed or executed by such Bondholders in person or by an attorney appointed in writing or by a committee constituted by an agreement to which any portion of the
Bonds shall have been made subject by deposit or otherwise.   Proof of the
execution of any such request or other instrument or of a writing appointing any such agent or the holder of the Bonds shall be sufficient for any purpose of the Indenture, if made in the following manner:

               (1) The fact and date of the execution by any person of such request in writing may be provided by any of the following documents in form satisfactory to Trustee:

                    (a) The certificate under his official seal of any notary public or other officer in any jurisdiction who by the laws thereof has power to take acknowledgements of documents to be recorded within such jurisdiction, that the person signing such request or other instrument acknowledged to him the execution thereof;

                    (b)  An affidavit of a witness of such execution; or

                    (c) The certification or guarantee of the authenticity of such signature by an officer of any duly chartered trust company or commercial bank.

               (2) The ownership of registered Bonds shall be proved by the Bond Register as hereinbefore provided.

                               Trust Indenture

               (3) Trustee may, nevertheless, in its discretion, (i)accept other proof in cases where it deems such other proof sufficient or (ii) require further proof in cases where it deems further proof desirable.

               The foregoing provisions of this paragraph shall not be construed to abrogate, modify or affect any of the exemptions or rights of Trustee set out in Article XVI of this Indenture.

          (B) For the purposes of this Indenture, in determining whether the holders of the required percentage of the principal amount of Bonds have concurred in any directive, amendment, modification, consent, waiver or other action, Bonds deemed by Trustee to be owned by Issuer, or under direct or indirect common control of Issuer or by an officer, director, trustee, eider or member thereof, shall be disregarded, except that for the purpose of determining whether Trustee shall be protected in relying upon any such directive, amendment, modification, consent, waiver or other action, only Bonds as to which Trustee has actual knowledge of such ownership or control must be so disregarded.

          (C) If either (i) Issuer or (ii) three or more Bondholders (hereinafter referred to as "Applicant(s)") apply in writing to Trustee, and, exclusive of Issuer, furnish to Trustee reasonable proof that each such Applicant has owned a Bond for a period of at least six (6) months preceding the date of such application, and such application further states that the Applicant(s) desire to communicate with all Bondholders with respect to their rights under this Indenture or under the Bonds and is accompanied by a copy of the form of proxy or other communication which such Applicant(s) propose to transmit, then Trustee shall, within ten (10) business days after the receipt of such application, at its election, either:

               (1)  Afford such Applicant(s) access to such information;

               (2) Inform such Applicant(s) as to the approximate number of registered Bondholders and as to the approximate cost of mailing to such Bondholders the form of proxy or other communication, if any, specified in such application, in which latter event Trustee shall further elect either:

                    (a) Within ten (10) days after tender to Trustee of the material to be mailed and of payment of the reasonable expenses of mailing, to mail to such Applicants, together with a return of the material to have been mailed to the

                               Trust Indenture

Bondholders, a written statement to the effect that, in the opinion of Trustee, such mailing would be contrary to the best collective interest of the Bondholders or would be in violation of applicable law, such written statement specifying the basis of such opinion; or

                    (b) Mail, with reasonable promptness, to each registered Bondholder a copy of the form of proxy or other communication which is specified in such request.

          (D) Issuer, Broker, and each and every holder of the Bonds by receiving and holding the same, agrees with Trustee and Registrar that:

               (1) Each Bondholder's identity is privileged information not subject to disclosure and such Bondholder may receive communications from Issuer, other Bondholders or any third party only in accordance with this Article; and

               (2) Neither Trustee nor Registrar shall be held accountable by reason of mailing any material pursuant to a request made pursuant to this Article which Trustee in its sole discretion determines to grant.

                                     XXIII.

                           MISCELLANEOUS PROVISIONS

          (A) When the context requires, the singular includes the plural, the masculine includes the female and neuter, and vice versa. Except within a series, the conjunctive includes the disjunctive and vice versa.

          (B) The headings contained in the Table of Contents and body hereof are for convenience only and shall in no manner be construed as a part of this Indenture.

          (C) All notices required hereby as between Issuer and Trustee, Paying Agent and/or Registrar shall be sufficient if such notices are in writing and mailed by either registered or certified mail, return receipt requested, postage prepaid, or by delivering in person or causing the delivery thereof by commercial courier to such party at the address shown on the last page or at such other address as either party may hereafter furnish in writing to the other.

                               Trust Indenture
                                Page 49 of 51

          (D) This Indenture constitutes the entire agreement between the parties and supersedes any and all other prior agreements or understandings, if any, whether oral or in writing, relating to the rights and liabilities arising out of the subject matter hereof.

          (E) This agreement may be amended or modified only in accordance with the terms of this Indenture by a written instrument of even or subsequent date hereto signed by both parties.

          (F) Neither the waiver of any provision or breach hereof nor the forbearance, failure or delay, whether intentional or inadvertent, in exercising any right or remedy hereunder, nor the partial exercise thereof, by either party shall be deemed a waiver of any other provision or breach or of the subsequent or further exercise of such right or remedy or as establishing a course of dealing.

          (G) If any provision of this Trust Indenture is held to be illegal or unenforceable, the remaining provisions shall nevertheless remain in full force and effect. In addition, the illegal or unenforceable provisions shall be modified so as to conform, to the greatest extent legally permissible, to the original intent of such provision.

          (H) This agreement will be binding upon and will inure to the benefit of each party's respective successors and assigns.

          (I) Each person signing below represents and warrants that he is authorized to act in the capacity stated.

          (J) ISSUER AND TRUSTEE EACH ACKNOWLEDGES AND AGREES THAT ITS REPRESENTATIVES AND ATTORNEYS HAVE HAD THE OPPORTUNITY TO PARTICIPATE IN THE DRAFTING AND CONSTRUCTION OF THIS INDENTURE AND THAT THE PROVISIONS HEREOF SHALL NOT BE CONSTRUED AGAINST OR IN FAVOR OF EITHER PARTY.

          (K) This Indenture shall be construed in accordance with and governed by the laws of Arizona, with the exception of the terms and conditions pertaining to the foreclosure of the Property set forth in Article VIII which shall be construed in accordance with and governed by the laws of the State in which the Property is located.

          (L) As used throughout, the words or phrases "legal costs," "collection costs," "collection expenses, "costs of maintaining a legal defense," "Reimbursement Lien" and words and

                               Trust Indenture
phrases of like import shall be liberally construed to include all costs and expenses reasonably incurred by Trustee, directly or indirectly, as compensation or reimbursement to its own personnel, licensed legal counsel, accountants, surveyors, appraisers, court reporters and other experts, including their fees or other compensation and travel expenses, in carrying out the purposes of this Indenture and holding Trustee harmless from such costs and expenses.

          IN TESTIMONY WHEREOF, Issuer and Trustee have caused this instrument to be signed in duplicate originals by their duly authorized agents and representatives this 2nd day of October, 1998.

ISSUER:

THE BILTMORE GROUP OF LOUISIANA, L.L.C.


By:
   ------------------------------
   JoAnne M. Caldwell-Bayles,
   Managing Member


Colonial:

COLONIAL TRUST COMPANY, TRUSTEE


By:
   ------------------------------
   Its Vice-President

                               Trust Indenture
                                Page 51 of 51

STATE OF ARIZONA     >

COUNTY OF MARICOPA   >

This instrument was acknowledged before me on the   day of      , 19    , by
                                                 ---       ------    ----
John Johnson, President of COLONIAL TRUST COMPANY, an Arizona corporation with trust powers.



                                           ----------------------------------
                                           Notary Public, State of Arizona


                                           ----------------------------------
                                           Notary's Name, Printed or Typed


STATE OF                >
        ----------------
PARISH OF               >
         ---------------

This instrument was acknowledged before me on the      day of          ,
                                                 ------      ----------

19      , by JoAnne M. Caldwell-Bayles, Managing Member of The Biltmore Group
  -----
of Louisiana, L.L.C., a Louisiana limited liability company.



                                           ----------------------------------
                                           Notary Public, State of Louisiana


                                           ----------------------------------
                                           Notary's Name, Printed or Typed


                               Trust Indenture

                                  EXHIBIT "A"
             TRUSTEE, PAYING AGENT & BOND REGISTRAR/TRANSFER AGENT
                              SCHEDULE OF FEES